Exhibit 2.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS  FIRST  AMENDMENT   TO  PURCHASE   AND  SALE  AGREEMENT  (this ''Amendment") is entered into as of August 31, 2021 by and among (i) each of the Persons identified as a "Seller" on the signature page hereto (each is a ''Seller'' and collectively are the ''Sellers''); (ii) FRANK B. MCGUYER (''Owner''), MCGUYER INTERESTS, LTD., a Texas limited partnership (''McGuyer Interests'', and together with Owner, the "Interest Holders"); (iii) DREAM FINDERS HOLDINGS LLC, a Florida limited liability company ("Buyer''), Sellers, Interest Holders, and Buyer are referred herein collectively as the "Parties" and individually as a "Party".

RECITALS

A.         Sellers, Owner, McGuyer Interests, and Buyer are parties to that certain Purchase and Sale Agreement dated June 17, 2021 (the "Agreement").

B.         The Parties desire to amend the Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.          Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Agreement.

2.          The first sentence of Section 2.10 of the Agreement is amended to read as follows:

Buyer shall have a period, commencing on the Effective Date through September 7, 2021 (the ''Inspection Period''), to perform, during normal business hours and upon at least three days advance notice to Seller, due diligence with respect to the Purchased Assets (including conducting such tests, studies, surveys, and/or other physical inspections of the Property as Buyer deems necessary or appropriate) and all information relating thereto. Buyer's inspections may encompass such matters as, without limitation, title and survey, environmental conditions, soil conditions, siting, access, traffic patterns, competition, financing, economic feasibility, platting, zoning, leasing status, and matters involving governmental cooperation.

3.          Seller and Buyer acknowledge and agree that, except as amended herein, the Agreement is in full force and effect and is hereby ratified and confirmed.

4.         Any and all terms and provisions of the Agreement are amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding paragraphs of this Amendment. If there is any conflict or inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment will control and govern.

5.        This Amendment may be executed by exchanging signatures by facsimile or e-mail and in several counterparts, and each counterpart when so executed and delivered shall constitute an original of this Amendment, and all such separate counterparts shall constitute but one and the same Amendment.

EXECUTED to be effective as of the date first above written.

SELLER:

MHI PARTNERSHIP, LTD., a Texas limited partnership

By:	/s/ Frank B. McGuyer
Name:	Frank B. McGuyer
Title:	Founder and Executive Chairman

MHI MODELS, LTD., a Texas limited partnership

By:	/s/ Frank B. McGuyer
Name:	Frank B. McGuyer
Title:	CEO and Chairman

MCGUYER HOMEBUILDERS, INC., a Texas corporation

By:	/s/ Frank B. McGuyer
Name:	Frank B. McGuyer
Title:	Founder and Executive Chairman

FMR IP, LLC, a Texas liability company

By:	/s/ Frank B. McGuyer
Name:	Frank B. McGuyer
Title:	Founder and Executive Chairman

HOMECO PURCHASING COMPANY, LTD., a Texas limited partnership

By:	/s/ Frank B. McGuyer
Name:	Frank B. McGuyer
Title:	Founder and Executive Chairman

2019 SONOMA, LLC, a Texas limited liability company

By:	/s/ Frank B. McGuyer
Name:	Frank B. McGuyer
Title:	CEO

BUYER:

DREAM FINDERS HOLDINGS LLC, a Florida limited liability company

By:	/s/ Robert E. Riva, Jr.
Name:	Robert E. Riva, Jr., Esq.
Title:	General Counsel and Vice President

INTEREST HOLDERS:

/s/ Frank B. McGuyer
FRANK B. MCGUYER, an individual

MCGUYER INTERESTS, LTD., a Texas limited partnership

By:	/s/ Frank B. McGuyer
Name:	Frank B. McGuyer
Title:	Managing General Partner

Signature Page to First Amendment to
Purchase and Sale Agreement